UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2005

INTEGRAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-18603	52-1267968
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 Philadelphia Way, Lanham, Maryland 20706-4417

(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (301) 731-4233

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.01. Completion of Acquisition or Disposition of Assets.

On August 25, 2005, RT Logic Tract TT2, LLC, a wholly-owned subsidiary of Real Time Logic, Inc. (“RT Logic”), closed on its previously-announced acquisition of 9.99 acres of real property in Colorado Springs, Colorado. The purchase price, which has been paid in full, was approximately $2.3 million. RT Logic, a wholly-owned subsidiary of Integral Systems, Inc., intends to construct its new headquarters on this property.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRAL SYSTEMS, INC.

By:	/s/ Thomas L. Gough
Thomas L. Gough
President

Date: August 29, 2005